QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY

TO

TENDER SHARES OF COMMON STOCK
AND THE ASSOCIATED RIGHTS

OF

SALIX PHARMACEUTICALS, LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON MAY 23, 2003, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.001 per share (the "Shares"), of Salix Pharmaceuticals, Ltd., a Delaware corporation (the "Company"), and, if applicable, certificates evidencing the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 10, 2003 (the "Rights Agreement"), between the Company and Computershare Investor Services, LLC, as rights agent, are not immediately available (including because certificates for Rights have not yet been distributed), or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated April 10 , 2003 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

Facsimile Transmission
(718) 331-1852

Confirm by Telephone
(718) 921-8200
Toll-Free: (800) 937-5449

By Hand:	By Overnight Courier:	By Mail:
59 Maiden Lane New York, New York 10038	59 Maiden Lane New York, New York 10038	59 Maiden Lane New York, New York 10038

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR ON THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR THE SHARES AND, IF APPLICABLE, RIGHTS TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

        The undersigned hereby tenders to Saule Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Axcan Pharma Inc., a corporation incorporated under the Canada Business Corporation Act, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares and/or Rights specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Certificate Nos. (if available):
If Shares and Rights will be delivered by book-entry Transfer, provide the following information:
Account Number:
Number of Shares Tendered
Number of Rights Tendered
Dated:	, 2003
Name(s) of Record Holder(s):
Please Print
Address:

Zip Code
Area Code and Tel. No.:
Signature(s):

2

GUARANTEE
(TO BE USED FOR A SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each constituting an "Eligible Institution"), hereby (i) represents that the above-named record holder(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 ("Rule 14e-4"), (ii) represents that the tender of Shares and Rights effected hereby complies with Rule 14e-4 and (iii) guarantees the delivery to the Depositary of the Shares and Rights tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer of Shares and Rights, (x) in the case of Shares, within three Nasdaq National Market trading days of the date hereof or (y) in the case of Rights, a period ending on the later of (A) three Nasdaq National Market trading days after the date hereof and (B) three Nasdaq National Market trading days after the date Rights Certificates are distributed to stockholders.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares and Rights to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm
Address
Zip Code
Area Code and Tel. No.
Authorized Signature
Title
Name:
Please Type or Print
Dated:	, 2003

DO NOT SEND SHARE CERTIFICATES OR RIGHTS CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES AND, IF APPLICABLE, RIGHTS CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

3

QuickLinks

  Exhibit 99(a)(1)(C)